EXHIBIT 99.1

DESCRIPTION OF SHARES REPRESENTING LIMITED PARTNER INTERESTS

The following description of the material terms of the shares representing limited partner interests in Hess Midstream LP (the “Company,” “HESM,” “we,” “our” or “us”) is not complete and is qualified in its entirety by reference to the Company’s partnership agreement.

Class A Shares

Class A shares represent limited partner interests in us (the “Class A Shares”). The holders of Class A Shares are entitled to participate in our distributions and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement.

Class B Shares

Class B shares represent limited partner interests in us (the “Class B Shares” and, together with the Class A Shares, the “Shares”). The holders of Class B Shares are not entitled to participate in our distributions but are entitled to receive notice of, be included in any requisite quorum for, and participate in any and all approvals, votes or other actions of our partners on a pro rata basis as, and treating such persons for all such purposes as if they are, shareholders holding Class A Shares.

Redemption Right

Pursuant to our partnership agreement and the partnership agreement of Hess Midstream Operations LP (the “Partnership”, and such partnership agreement, the “Opco Partnership Agreement”), each holder of Class B units in the Partnership (“Class B Opco Units”) and Class B Shares is able to tender its Class B Opco Units and an equal number of its Class B Shares (one such Class B Opco Unit and one such Class B Share, together, a “Redeemed Security,” and collectively, the “Redeemed Securities”) for redemption to the Partnership. Each holder of Class B Opco Units and Class B Shares has the right to receive a number of Class A Shares equal to the number of Redeemed Securities. In addition, we have the right, but not the obligation, to directly purchase all or a portion of such Redeemed Securities for a number of Class A Shares equal to the number of Redeemed Securities we elect to purchase. In the event of a redemption by the Partnership for Class A Shares, (i) we will contribute newly issued Class A Shares to the Partnership in order for the Partnership to redeem the applicable Class B Opco Units, (ii) we will cancel the applicable Class B Shares and (iii) the Partnership will issue the same number of Class A units in the Partnership (“Class A Opco Units”) to us.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to shareholders of record on the applicable record date. Except for splits and combinations as contemplated by our partnership agreement, no distribution shall be made under any circumstances in respect of any Class B Shares or the general partner interest.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future debt service requirements);

•

comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any group member is a party or by which it is bound or its assets are subject;

•

provide funds for distributions to our shareholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all Class A Shares for the current quarter); or

•

plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter or available to be borrowed as a working capital borrowing as of the date of determination of available cash.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to shareholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

Intent to Distribute the Minimum Quarterly Distribution

Under our current cash distribution policy, we intend to make a minimum quarterly distribution to the holders of our Class A Shares of $0.30 per share, or $1.20 per share on an annualized basis, to the extent we have sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on our Class A Shares in any quarter. The amount of distributions paid under our cash distribution policy and the decision to make any distribution will be determined by our general partner, taking into consideration the terms of our partnership agreement.

General Partner Interest

Our general partner owns a non-economic general partner interest in us and, as of December 16, 2019, also owns Class A Shares and Class B Shares.

Distributions to Class A Shares

On December 16, 2019, we issued 17,960,655 Class A Shares in connection with the Restructuring. As of December 16, 2019, we had 17,960,655 Class A Shares outstanding. Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to shareholders of record on the applicable record date.

Distributions to Class B Shares

On December 16, 2019, we issued 266,416,928 Class B Shares in connection with the Restructuring. As of December 16, 2019, we had 266,416,928 Class B Shares outstanding. Except for splits and combinations as contemplated by our partnership agreement, no distribution shall be made under any circumstances in respect of any Class B Shares.

Adjustment of the Minimum Quarterly Distribution

If we combine our shares or other interests in us (“Company Interests”) into fewer Shares or Company Interests (commonly referred to as a “reverse split”) or subdivide our Shares or Company Interests into a greater number of Shares or Company Interests (commonly referred to as a “split”), we will proportionately adjust the minimum quarterly distribution.

For example, if a two-for-one split of Class A Shares should occur, the minimum quarterly distribution would be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional Shares or Company Interests for cash or property (including additional Class A Shares issued under any compensation or benefit plans).

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to all record holders of Class A Shares, pro rata, and such distribution will be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

Voting Rights

The following is a summary of the shareholder vote required for the matters specified below. Matters that require the approval of a “share majority” require the approval of at least a majority of the issued and outstanding Class A Shares and Class B Shares, voting together as a single class. In voting their shares, our general partner and its affiliates will have no duty or obligation whatsoever to the Company or the limited partners, including any duty to act in the best interests of the Company or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional shares	No approval rights.

Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the other holders of the shares. Other amendments generally require the approval of a share majority. See “—Amendment of the partnership agreement.”

Merger of the Company or the sale of all or substantially all of the assets of the Company	Share majority. See “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of the Company	Share majority. See “—Termination and Dissolution.”

Continuation of the Company’s business upon dissolution	Share majority. See “—Termination and Dissolution.”

Withdrawal of our general partner	Under most circumstances, a share majority, excluding the shares held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2027, in a manner which would cause a dissolution of the Company. See “—Withdrawal or Removal of our general partner.”

Removal of our general partner	Our general partner may be removed only for cause. Not less than 66 2/3% of the issued and outstanding the shares, voting as a single class, including the shares held by our general partner and its affiliates, is required to remove our general partner. See “—Withdrawal or Removal of the general partner.”

Transfer of the general partner interest	The general partner may transfer all, but not less than all, of its general partner interest in the Company without a vote of the Company’s shareholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding shares, excluding such shares held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2027. See “—Transfer of general partner Interest.”

Transfer of ownership interests in our general partner	No approval right. See “—Transfer of Ownership Interests in our General Partner.”

Voting Rights of the Class B Shares

Each holder of a Class B Share will be entitled to receive notice of, be included in any requisite quorum for, and participate in any and all approvals, votes or other actions of the partners of the Company on a pro rata basis as, and treating such persons for all such purposes as if they are shareholders holding Class A Shares. The affirmative vote of the holders of a majority of the voting power of all Class B Shares voting separately as a class will be required to alter, amend or repeal such voting rights of Class B Shares or to adopt any provision of the Opco Partnership Agreement inconsistent with such rights.

Limited Liability

Assuming that a limited partner does not participate in the control of the Company’s business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to the Company for its Class A Shares or Class B Shares plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right of, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of the Company’s business for the purposes of the Delaware Act, then the limited partners could be held personally liable for the Company’s obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with the Company who reasonably believe that a limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the limited partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the limited partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Subsidiaries of the Company conduct business in several states and the Company may have subsidiaries that conduct business in other states in the future. Maintenance of the Company’s limited liability as a member or limited partner of their subsidiaries, as applicable, may require compliance with legal requirements in the jurisdictions in which their subsidiaries conduct business, including qualifying their subsidiaries to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of the Company’s ownership interests in its operating subsidiaries or otherwise, it were determined that the Company was conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of the Company’s business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for the Company’s obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. The Company will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

The Company is authorized to issue an unlimited number of additional Company Interests for the consideration and on the terms and conditions determined by the general partner without the approval of the holders of the Company’s shares; provided, however, that the Company may not issue any Class A Shares unless it contributes the net cash proceeds or other consideration received from the issuance of such Class A Shares to the Partnership in exchange for an equivalent number of Class A Opco Units.

It is possible that the Company will fund acquisitions through the issuance of additional Class A Shares, Class B Shares or other Company Interests. Holders of any additional shares (other than Class B Shares) issued by the Company will be entitled to share equally with then-existing holders of Class A Shares in the Company’s distributions of available cash. In addition, the issuance of additional shares or other Company Interests may dilute the value of the interests of then-existing holders of Class A Shares in the Company’s net assets.

In accordance with Delaware law and the provisions of our partnership agreement, the Company may also issue additional Company Interests that, as determined by our general partner, may have special voting rights to which the Class A Shares or Class B Shares are not entitled. In addition, our partnership agreement does not prohibit the issuance by the Company’s subsidiaries of equity interests that may effectively rank senior to the Class A Shares or Class B Shares.

If at any time, our general partner, Hess Investments North Dakota LLC (“HINDL”), GIP II Blue Holding Partnership, L.P. (“GIP”) or any other record holder of one or more Class B Shares does not hold (including its affiliates) an equal number of Class B Shares and Class B Opco Units, the Company will issue additional Class B Shares to such holder or cancel Class B Shares held by such holder, as applicable, so that the number of Class B Shares directly or indirectly held by such holder and its affiliates is equal to the number of Class B Opco Units directly or indirectly held by such holder and its affiliates.

Our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase shares or other Company Interests whenever, and on the same terms that, the Company issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain our percentage interest of our general partner and its affiliates, including such interest represented by the Company shares, that existed immediately prior to each issuance. The other holders of shares will not have preemptive rights to acquire additional Class A Shares or Class B Shares or other Company Interests.

In addition, pursuant to the Opco partnership agreement, each holder of Class B Opco Units and Class B Shares will be able to tender its Class B Opco Units and Class B Shares for redemption to Opco. In exchange, such holder of Class B Opco Units and Class B Shares will be granted the right to receive a number of the Class A Shares equal to the number of Class B Opco Units included in the Redeemed Securities.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to the Company or the Company’s limited partners, including any duty to act in the best interests of the Company or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of the Company shares required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a share majority.

Prohibited amendments

No amendment may be made that would, among other actions:

•

enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by the Company to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding Company shares, voting together as a single class (including shares owned by our general partner and its affiliates). Our general partner and its affiliates owned 94% of the Company’s total outstanding shares on an aggregate basis at the Closing of the Restructuring.

No shareholder approval

Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner to reflect:

•	a change in the Company’s name, the location of the Company’s principal office, the Company’s registered agent or the Company’s registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate to qualify or continue the Company’s qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state;

•	a change in the Company’s fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•

an amendment that is necessary, in the opinion of the Company’s counsel, to prevent the Company or our general partner or the Company’s directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

•	an amendment that our general partner determines to be necessary or appropriate in connection with the authorization or issuance of additional Company Interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by the Company of, or the Company’s investment in, any corporation, partnership or other entity, in connection with the Company’s conduct of activities permitted by our partnership agreement;

•

mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of Company Interests as compared to other classes of Company Interests;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of shares under the provisions of the partnership agreement; or

•	are required to effect the intent of the provisions of the partnership agreement or are otherwise contemplated by the partnership agreement.

Opinion of counsel and shareholder approval

For amendments of the type not requiring shareholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding shares voting as a single class unless the Company first obtain such an opinion of counsel.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of Company Interests in relation to other classes of Company Interests will require the approval of at least a majority of the type or class of Company Interests so affected. Any amendment that would reduce the percentage of shares required to take any action, other than to remove our general partner or call a meeting of shareholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding shares constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of shares required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding shares constitute not less than 90% of outstanding shares. Any amendment that would increase the percentage of shares required to call a meeting of shareholders must be approved by the affirmative vote of limited partners whose aggregate outstanding shares constitute at least a majority of the outstanding shares.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of the Company requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to the Company or the limited partners, including any duty to act in the best interest of the Company or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of a share majority, from causing the Company to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Company’s assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the Company’s assets without that approval. Our general partner may also sell any or all of the Company’s assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of the shareholders if the Company is the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the partnership agreement requiring shareholder approval, each of the Company’s shares will be an identical share of the Company following the transaction and the Company Interests to be issued by the Company in such merger do not exceed 20% of the Company’s outstanding Company Interests immediately prior to the transaction.

Termination and Dissolution

The Company will continue as a limited partnership until dissolved and terminated under our partnership agreement. the Company will dissolve upon:

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal followed by approval and admission of a successor;

•	the election of our general partner to dissolve the Company if approved by the holders of shares representing a share majority;

•	the entry of a decree of judicial dissolution of the Company; or

•	there being no limited partners, unless the Company are continued without dissolution in accordance with the Delaware Act.

Upon a dissolution under the first clause above, the holders of a share majority may also elect, within specific time limitations, to continue the Company’s business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of shares representing a share majority, subject to the Company’s receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner.

Liquidation and Distribution of Proceeds

Upon the Company’s dissolution, unless the Company is continued as a new limited partnership, the liquidator authorized to wind up the Company’s affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate the Company’s assets and apply the proceeds of the liquidation pursuant to our partnership agreement. The liquidator may defer liquidation or distribution of the Company’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the Company’s partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2027, without obtaining the approval of the holders of at least a majority of the outstanding shares, excluding shares held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2027, our general partner may withdraw as general partner without first obtaining approval of any shareholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without shareholder approval upon 90 days’ written notice to the limited partners if at least 50% of the outstanding shares are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in the Company without the approval of the holders of the Company shares. See “—Transfer of General Partner Interest.”

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a share majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, the Company will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a share majority agree to continue the Company’s business by appointing a successor general partner. See “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is for cause and is approved by the vote of the holders of not less than 66 2/3% of the Company’s outstanding shares, voting together as a single class, including shares held by our general partner and its affiliates, and the Company receive an opinion of counsel regarding limited liability. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding shares, voting together as a single class. The ownership of more than 33 1/3% of the outstanding shares by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal. At the closing of the Restructuring, our general partner and its affiliates held 94% of the Company’s total outstanding shares on an aggregate basis.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase our general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase our general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into shares pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, the Company will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for the Company’s benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to June 30, 2027 without the approval of the holders of at least a majority of the outstanding shares, excluding shares held by our general partner and its affiliates, voting as a single class. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability.

Transfer of Ownership Interests in Our General Partner

At any time, HIP GP and its affiliates may sell or transfer all or part of their interest in our general partner to an affiliate or third party without the approval of the Company’s shareholders.

Transfer of Class B Shares

No holder of Class B Shares may transfer any of its Class B Shares to any person other than the Company without the consent of our general partner, except that such holder may transfer one or more Class B Shares to any person so long as an equal number of Class B Opco Units are simultaneously transferred by such holder to such person pursuant to the Opco Partnership Agreement. However, our general partner and its affiliates may transfer any or all of its Class B Shares to any person without the approval of any limited partner of the Company or any other person.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Hess Midstream Partners GP LP as our general partner or otherwise change the Company’s management. If any person or group other than the general partner and its affiliates acquires beneficial ownership of 20% or more of any class of shares, that person or group loses voting rights on all of its shares. This loss of voting rights does not apply to any person or group that acquires the shares from our general partner or its affiliates and any transferees of that person or group who are notified by the general partner that they will not lose their voting rights or to any person or group who acquires the shares with the prior approval of the Company’s board of directors. See “—Withdrawal or Removal of Our General Partner.”

Limited Call Right

If at any time our general partner and its affiliates own more than a certain designated percentage (as described below) of then-issued and outstanding Company Interests of any class (for purposes of which, Class A Shares and Class B Shares will be considered Company Interests of a single class), our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to the Company, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.

The designated percentage for all classes of Company Interests other than Class A Shares will be 80%, and the designated percentage for Class A Shares as of the Closing Date will be equal to 97%. If the percentage of the Class A Shares held by our general partner and its affiliates (considering the Class A Shares and together with the Class B Shares as a single class) (“GP Percentage”) is:

•

less than 94% but equal to or greater than 87%, then, until the first date that the GP Percentage is less than 87%, the designated percentage will equal the sum of the lowest GP Percentage as of any date following the Closing Date plus 3%;

•	less than 87% but greater than 85%, then, until the first date that the GP Percentage is less than 85%, the designated percentage will be 90%;

•

less than 85% but equal to or greater than 75%, then, until the first date that the GP Percentage is less than 75%, the designated percentage shall be the sum of the lowest GP Percentage as of any date following the Closing Date plus 5%; and

•	less than 75%, then, thereafter, the designated percentage will be 80%.

The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either our general partner or any of its affiliates for any Company Interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding Company Interests, a holder of Company Interests may have his Company Interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a shareholder may anticipate the market price to be in the future. The tax consequences to a shareholder of the exercise of this call right are the same as a sale by that shareholder of his or her Class A Shares in the market.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of shares then outstanding, holders of shares on the record date will be entitled to notice of, and to vote at, meetings of the Company’s limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of shareholders will be called in the foreseeable future. Any action that is required or permitted to be taken by shareholders may be taken either at a meeting of the shareholders or, if authorized by the general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of shares that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the shareholders may be called by the general partner or by shareholders owning at least 20% of the outstanding shares of the class for which a meeting is proposed. shareholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding shares of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the shareholders requires approval by holders of a greater percentage of the shares, in which case the quorum will be the greater percentage. The general partner interest does not entitle the general partner to any vote other than its rights as general partner under the partnership agreement, will not be entitled to vote on any action required or permitted to be taken by the shareholders and will not count toward or be considered outstanding when calculating required votes, determining the presence of a quorum, or for similar purposes.

Each record holder of a share has a vote according to its percentage interest in the Company, although additional limited partner interests having special voting rights could be issued. See “—Issuance of Additional Securities.” However, if at any time any person or group, other than the general partner and its affiliates, a direct transferee of the general partner and its affiliates or a transferee of such direct transferee who is notified by the general partner that it will not lose its voting rights, acquires, in the aggregate, beneficial ownership of 20% or more of any class of shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of shareholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Class B Shares will vote together with Class B Shares as a single class. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of shares under the partnership agreement will be delivered to the record holder by the Company or by the transfer agent.

Status as Limited Partner

By transfer of shares in accordance with our partnership agreement, each transferee of shares shall be admitted as a limited partner with respect to the shares transferred when such transfer and admission is reflected in our register. Except as described under “—Limited Liability,” the shares will be fully paid, and shareholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

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any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, an affiliate of us or our subsidiaries or any entity set forth in the preceding three bullet points;

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any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary of custodial services; and

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any person designated by our general partner because such person’s status, service or relationship expose such person to potential claims or suits relating to our or our subsidiaries’ business and affairs.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We will purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires the Company to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on the Company’s behalf and all other expenses allocable to the Company or otherwise incurred by the general partner in connection with operating the Company’s business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for the Company or on the Company’s behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to the Company. The expenses for which the Company are required to reimburse the general partner are not subject to any caps or other limits

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.

We will mail or make available to record holders of Class A Shares, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to him:

•	a current list of the name and last known address of each record holder;

•	copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

•	certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any Class A Shares or Company Interests proposed to be sold by our general partner or any of its affiliates (other than individuals) or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Exclusive Forum

Our partnership agreement provides that our shareholders shall waive the right to a jury trial of, and that the Court of Chancery of the State of Delaware shall be the exclusive forum for, any claims, suits, actions or proceedings (1) arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among the Company’s partners, or obligations or liabilities of the Company’s partners to the Company, or the rights or powers of, or restrictions on, the Company’s partners or the Company), (2) brought in a derivative manner on the Company’s behalf, (3) asserting a claim of breach of a duty owed by any of the Company’s, or the general partner’s, directors, officers, or other employees, or owed by our general partner, to the Company or the Company’s partners, (4) asserting a claim against the Company arising pursuant to any provision of the Delaware Act or (5) asserting a claim against the Company governed by the internal affairs doctrine. However, the exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our partnership agreement to be inapplicable or unenforceable in such action.

By purchasing a Class A Share or Class B Share, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings.

Jury Trial Waiver

Our partnership agreement provides that, to the extent permitted by law, holders of our shares waive the right to a jury trial of any claim they may have against us arising out of or relating to our shares or our partnership agreement, including any claim under the U.S. federal securities laws. If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.

Transfer Agent and Registrar

Duties

Computershare Trust Company, N.A. (“Computershare”) serves as the transfer agent and registrar for the Class A Shares. We pay all fees charged by the transfer agent for transfers of Class A Shares except the following that must be paid by shareholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges in connection therewith;

•	special charges for services requested by a common shareholder; and

•	other similar fees or charges.

Unless our general partner determines otherwise in respect of some or all of any classes of our partner interests, our partner interests will be evidenced by book entry notation on our partnership register and not by physical certificates.

There will be no charge to our shareholders for disbursements of our cash distributions. We will indemnify Computershare, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Class A Shares

By transfer of Class A Shares or Class B Shares in accordance with our partnership agreement, each transferee of Class A or Class B Shares will be admitted as a shareholder of the Company when such transfer and admission is reflected in the Company’s register and such transferee becomes the record holder of the limited partner interests so transferred. Additionally, each transferee of shares:

•	makes the consents, acknowledgements and waivers contained in our partnership agreement, all with or without execution of our partnership agreement by such transferee;

•	agrees to be bound by the terms and conditions of, and is deemed to have agreed to be bound, our partnership agreement; and

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement.

Class A Shares and Class B Shares are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in the Company for the transferred shares.

Listing

Our outstanding Class A Shares are listed on the NYSE under the symbol “HESM,” and any additional Class A Shares we issue will also be listed on the NYSE.